UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008

POPE & TALBOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue, Suite 200 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

(a)	Midway Location Sale Agreement

On February 5, 2008, Pope & Talbot, Inc. (the “Company”) and certain of its wholly-owned subsidiaries (collectively, the “Midway Sellers”) entered into an Asset Purchase Agreement (the “Midway Purchase Agreement”) with Fox Lumber Sales Inc. (“Fox Lumber”) pursuant to which Fox Lumber has agreed to purchase certain of the Midway Sellers’ assets located at their Midway, British Columbia operating location, consisting of substantially all of the real property and leased property at that location and certain related tangible property located at Midway, as well as all secured receivables under a bill of sale in favor of Midway Forest Products, ULC dated September 14, 2006. Pursuant to the Midway Purchase Agreement, Fox Lumber has agreed to pay the Midway Sellers $750,000 in cash and to assume certain liabilities including certain environmental liabilities related to the purchased assets.

The Midway Purchase Agreement was approved at a joint hearing conducted on February 12, 2008, (the “Joint Hearing”) by both the United States Bankruptcy Court for the District of Delaware (“U.S. Bankruptcy Court”) and the Supreme Court of British Columbia (“Canadian Court”). Consummation of the transactions contemplated under the Midway Purchase Agreement is also subject to satisfaction of certain other conditions and deliveries, including the receipt of customary regulatory approvals in the United States and Canada.

(b)	FSJ Location Sale Agreement

On February 5, 2008, the Company and a wholly-owned subsidiary (collectively, the “FSJ Sellers”) also entered into an Asset Purchase Agreement (the “FSJ Purchase Agreement”) with PT Pindo Deli Pulp and Paper Mills (“PT Pindo”) pursuant to which PT Pindo has agreed to purchase substantially all of the FSJ Sellers’ manufacturing facilities and other assets, including substantially all of the operating assets, located at their Fort St. James, British Columbia operating location. Pursuant to the FSJ Purchase Agreement, PT Pindo has agreed to pay the FSJ Sellers $6,000,000 in cash (subject to a potential downward adjustment in the event a specified inventory level is not met at closing) and to assume certain liabilities, including up to $1,500,000 for certain employee-related obligations and $8,000,000 for certain forestry liabilities and other costs and expenses required to cure and reinstate material contracts and timber tenures being assigned to PT Pindo.

The FSJ Purchase Agreement also was addressed at the Joint Hearing. The Canadian Court adjourned consideration of the approval of the FSJ Purchase Agreement until February 20, 2008. The U.S. Bankruptcy Court conditionally approved the FSJ Purchase Agreement at the Joint Hearing, subject to approval of the agreement by the Canadian Court at its February 20, 2008 hearing. In addition to the requirements for court approval, the consummation of the transactions contemplated under the FSJ Purchase Agreement is also subject to satisfaction of certain other conditions and deliveries, including the receipt of customary regulatory approvals in the United States and Canada.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

2.1	Asset Purchase Agreement dated as of February 5, 2008 among Pope & Talbot, Inc., Pope & Talbot Ltd., Pope & Talbot Lumber Sales, Inc., P&T Factoring Limited Partnership and Fox Lumber Sales Inc.

2.2	Asset Purchase Agreement dated as of February 5, 2008 among Pope & Talbot, Inc., Pope & Talbot Ltd. and PT Pindo Deli Pulp and Paper Mills

99.1	Press release dated February 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on February 18, 2008.

POPE & TALBOT, INC.
Registrant

By	/s/ R. Neil Stuart
Name: R. Neil Stuart Title: Vice President and Chief Financial Officer